Exhibit 10.1

[CERTAIN INORMATION IN EXHIBIT A AND EXHIBIT B TO THIS EXHIBIT 10.1 HAS BEEN EXCLUDED FROM THESE EXHIBITS BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT TENON MEDICAL, INC. TREATS AS PRIVATE AND CONFIDENTIAL]

CONSULTING AGREEMENT

between

TENON MEDICAL, INC.

and

SPINESOURCE, INC.

This Consulting Agreement (the “Consulting Agreement”) is entered into among and between Tenon Medical, Inc., a Delaware corporation having a place of business at 104 Cooper Court, Los Gatos, CA 95032 (“Company”), and SpineSource, Inc., a Missouri corporation having a place of business at 17826 Edison Avenue, Chesterfield, MO 63005 (“SpineSource”) (each herein referred to by name or individually, as a “Party,” or collectively, as the “Parties”). This Agreement shall become effective on the last date on which the Agreement is signed by all Parties (“Effective Date”).

WHEREAS, Company and SpineSource previously entered into an “Exclusive Sales Representative Agreement,” dated April 27, 2020, as amended on December 15, 2020 (the “Sales Agreement”), and an Amended and Restated Exclusive Sales Representative Agreement (the “Restated Sales Agreement”), dated May 20, 2021 (together, the “Prior Agreements”), under which SpineSource received exclusive rights to market, promote and distribute the Company’s “Catamaran” product in the United States and Puerto Rico.

WHEREAS, Company and SpineSource have come into an agreement to terminate the Prior Agreements by entering into the Agreement Terminating Amended and Restated Exclusive Sales Representative Agreement (“Termination Agreement”), which shall be executed simultaneously with this Consulting Agreement, and to enter into this Consulting Agreement;

WHEREAS, Company seeks to retain SpineSource to provide services requiring specific skills and expertise relating to Company’s sacroiliac joint fusion business line and SpineSource seeks to provide such services to Company;

WHEREAS, SpineSource employees, Tom Mitchell and Alec Mitchell (each a “Consultant” and together the “Consultants”), have unique skills and expertise relating to Company’s sacroiliac joint fusion business line; and

WHEREAS, Company seeks to enter into this Consulting Agreement under which SpineSource and Consultants agree to provide, and Company agrees to retain, the services, as set forth in this Consulting Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises set forth below and for good and valuable consideration, sufficiency of which is acknowledged, the Parties agree as follows:

1.             Consulting Relationship. The Parties agree that Consultants shall provide certain consulting services to the Company as described generally in Exhibits A and B attached to this Consulting Agreement and incorporated by reference (the “Services”). Consultants shall use Consultants’ best efforts to perform the Services in a professional manner and in accordance with the degree of skill, care and diligence normally exercised by recognized professional person or firms that supply services of similar nature. The Parties further agree that SpineSource will be responsible for the delivery of services provided by Consultants and will ensure Consultants’ compliance with the terms and conditions of this Consulting Agreement including any provisions that survive termination of this Consulting Agreement for any reason.

2.             Fees. As consideration for the Services to be provided Consultant on behalf of SpineSource, the Company will compensate SpineSource as described in Exhibits A and B to this Consulting Agreement (“Compensation”). The Parties acknowledge and agree that the Compensation set forth in Exhibits A and B represents the fair market value of the Services provided by SpineSource to the Company negotiated in an arms-length transaction.

3.             Expenses. Company agrees to reimburse SpineSource for actual, documented and reasonable travel and related out-of-pocket expenses incurred by Consultants in connection with the performance of the Services that require travel (e.g. reasonable meals, accommodations, economy airfare, transportation, client meals & entertainment and other similar expenses required to perform the Services) as described in more detail in Exhibits A and B; provided, however, that Consultants shall not be authorized to incur on behalf of the Company any other expenses, without the prior written consent of the Company’s President or the supervisor designated in Section 6 below. As a condition of receipt of reimbursement, Consultants shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to Services provided under this Consulting Agreement within thirty (30) days of Consultants’ incurrence of any such expenses.

4.             Term and Termination.

(a)           Initial Term and Renewal Terms. The Term of this Consulting Agreement shall commence on the Effective Date and shall continue in full force and effect for twelve (12) months from the Effective Date (“Initial Term”), unless sooner terminated as provided herein. The Parties may mutually agree in a signed writing to extend this Consulting Agreement for additional one-year terms (“Renewal Terms”) unless the Consulting Agreement is otherwise earlier terminated in accordance with any other provision herein. The Initial Term and any Renewal Term shall be referred to herein collectively as the “Term.”

(b)           Right to Immediately Terminate by Notice. Upon the occurrence of any of the following events, Company shall have the right to terminate this Consulting Agreement immediately by giving written notice of such action to SpineSource:

(i)       SpineSource and/or either Consultant is terminated or suspended from Medicare, Medicaid, or any state or federally funded program;

(ii)      Either Consultant is convicted of or pleads guilty or nolo contendere to any crime, including, without limitation, a felony, or any other misdemeanor involving moral turpitude;

(iii)     Either Consultant abuses any chemical substance, including prescription medication, that affects Consultant’s performance of the Services;

(iv)     Either Consultant violates any of the protocols, policies, and procedures of the Company provided the protocols, policies, and procedures have been provided by the Company to the Consultant in writing, and acknowledged in writing;

(v)      Either Consultant dies or is adjudicated incompetent;

(vi)     Either Consultant becomes a Sanctioned Person; and/or

(vii)    Either Consultant is unable to perform substantially all of the duties set forth hereunder due to any physical or mental illness, physical injury or impairment for ninety (90) continuous days.

(c)           Right to Termination upon Occurrence of Certain Events.

(i)       If Company believes in good faith that material damage or harm is occurring to its reputation or goodwill by reason of SpineSource and a Consultant’s continued performance of Services hereunder, Company may give written notice of its intent to terminate based on such breach. Such written notice shall specify in detail the nature of the offending action or inaction so that SpineSource can take corrective action. The notice will be effective to terminate this Consulting Agreement on the date specified in such notice, provided that such date is at least thirty (30) days after the date of delivery of such notice and SpineSource has not cured the specified breach by the end of such period.

(ii)      If Company believes in good faith that SpineSource and/or either Consultant have violated any of its protocols, policies, and procedures that Company has previously provided to SpineSource in writing and material damage or harm is occurring by reason of SpineSource and/or Consultants’ continued performance hereunder, Company may give written notice of its intent to terminate based on such breach. Such written notice shall specify in detail the nature of the offending action or inaction so that Company can take corrective action. The notice will be effective to terminate this Consulting Agreement on the date specified in such notice, provided that such date is at least thirty (30) days after the date of delivery of such notice and SpineSource has not cured the specified breach by the end of such period.

(iii)     If Company believes in good faith that SpineSource and/or either of the Consultants have violated any obligation of Consultants hereunder regarding confidentiality, assignment of inventions, non-competition, or non-solicitation, Company may give written notice of its intent to terminate based on such breach. Such written notice shall specify in detail the nature of the offending action or inaction so that SpineSource can take corrective action. The notice will be effective to terminate this Agreement on the date specified in such notice, provided that such date is at least thirty (30) days after the date of delivery of such notice and SpineSource has not cured the specified breach by the end of such period.

(d)           SpineSource agrees to provide prompt written notice to the Company of the occurrence of any events specified in this Section 4(b)(i), Section 4(b)(ii) or 4(b)(v).

(e)           In the event that Company provides notice of termination pursuant to this Section 4 (b)4, Company may, in its sole discretion, at any time after Company’s notice before the actual termination date, notify Consultants that Consultant’s Services under this Consulting Agreement will no longer be required and Consultants will immediately cease the provision of such Services (“Service Termination”), provided, however, that Company shall remain obligated to pay SpineSource the amount of Compensation that would have been paid to SpineSource by Company for the Services provided by Consultants, from the date of the Service Termination through the actual termination date of this Consulting Agreement. Such final payments shall be made within ten (10) calendar days following the date of the Service Termination.

(f)           Furthermore, upon such termination, SpineSource and Consultants shall immediately return to Company all personal property of the Company in SpineSource and Consultants’ possession. Moreover, upon termination of this Consulting Agreement, SpineSource and Consultants shall cooperate fully with Company in all matters relating to the completion of pending work on behalf of Company and the orderly transfer of such work to other another service provider as directed by the Company for a period not to exceed ten (10) calendar days following the date of the Service Termination.

5.             Indemnification.

(a)           General Indemnification Obligation. Each Party shall indemnify, defend and hold harmless the other Party against any losses, claims, demands, damages, liabilities, causes of action, costs, expenses, judgments, and proceedings, including but not limited to, all reasonable attorneys’ fees, costs and expenses (“Claims”), with respect to third party claims to the extent caused by such Party’s: (i) material breach of this Agreement; (ii) failure to perform its obligations hereunder; (iii) negligence, recklessness, or gross negligence; or (iv) fraud or willful misconduct.

(b)           Indemnification. As additional consideration for entering into this Agreement, each Party shall indemnify, defend and hold harmless the other Party, its successors and assigns, directors, officers, employees, agents and representatives (“Indemnified Parties”) from and against any losses, claims, demands, damages, liabilities, causes of action, costs, expenses, judgments, and proceedings, including but not limited to, all reasonable attorneys’ Claims regarding or related to allegations of infringement or misappropriation of any intellectual property rights of any third party, including, without limitation, any copyrights, mask work rights, United States patent rights, trademark rights, trade secret rights or confidentiality rights, resulting from anything provided under this Agreement.

(c)           Written Notice Requirement. To be entitled to any indemnification under this Section 5, the requesting Party shall give the other Party prompt written notice of any Claim with respect to which the requesting Party might bring a claim for indemnification hereunder, and in all events must supply such written notice to the other Party within the applicable period of defense of such Claim. The indemnification obligations in this Section 5 shall survive the expiration or termination of this Consulting Agreement.

6.             Independent Contractor. Consultants’ relationship with the Company will be that of independent contractors and not that of employee or agent. Consultants will not be eligible for any employee benefits, nor will the Company make deductions from payments made to Consultants for taxes, all of which will be SpineSource and Consultants’ responsibility. SpineSource and Consultants agrees to indemnify and hold the Company harmless from any liability for, or assessment of, any such taxes imposed on the Company by relevant taxing authorities. SpineSource and Consultants will have no authority to enter into contracts and other arrangements written or oral that bind the Company or create any obligations on the part of the Company without the prior written authorization of the Company.

7.             Representations, Warranties and Covenants of Consultants. SpineSource and Consultants hereby represent, warrant, and covenant, as of the Effective Date, and during the term of this Consulting Agreement, that SpineSource and Consultants, as applicable:

(a)           has the power and authority to enter into this Consulting Agreement;

(b)           has not been convicted of any crime, including, without limitation, any felony, nor made an admission of guilt of, or plead nolo contendere with respect to, such conduct, which is a matter of record;

(c)           will abide by and perform Services in accordance with this Consulting Agreement, in a diligent, competent manner;

(d)           will perform Services in accordance with Exhibit A and B, as may be amended or modified, from time to time by the Company;

(e)           is not currently the target or subject of any investigation, inquiry or audit, nor have SpineSource and/or Consultants received any written notice nor are SpineSource and/or Consultants otherwise aware of any pending or threatened investigation, inquiry or audit by any federal, state or local governmental authority;

(f)           are not currently subject, nor in the last ten (10) years have been subject, to any sanctions pursuant to any federal, state or local governmental authority, nor are SpineSource and/or Consultants a Sanctioned Person. Sanctioned Person shall mean a person whom:

(i)       has been convicted of: (i) any offense related to the delivery of an item or service under the Medicare or Medicaid programs or any program funded under Title V or Title XX of the Social Security Act (the Maternal and Child Health Services Program or the Block Grants to States for Social Services Program, respectively), (ii) a criminal offense relating to neglect or abuse of patients in connection with the delivery of a health care item or service, (iii) fraud, theft, embezzlement, or other financial misconduct in connection with the delivery of a health care item or service, (iv) obstructing an investigation of any crime referred to in above, or (v) unlawful manufacture, distribution, prescription, or dispensing of a controlled substance;

(ii)      has been required to pay any civil monetary penalty under 42 U.S.C. § 1320a-7a, regarding false, fraudulent, or impermissible claims under, or payments to induce a reduction or limitation of health care services to beneficiaries or, any state or federal health care program which may result in such payment; or

(iii)     has been excluded, disbarred, suspended, or otherwise declared ineligible from participation in the Medicare, Medicaid, or Maternal and Child Health Services (Title V) Program, or any program funded under the Block Grants to States for Social Services (Title XX) Program.

(g)          will act in compliance with all applicable federal, state and local laws, ordinances, rules and regulations;

(h)          will act in compliance with all policies, bylaws, rules and regulations of the Company, provided in advance by Company in writing, which may change from time to time; and

(i)           SpineSource and Consultants’ obligations under this Section 7 will survive any termination of this Consulting Agreement with respect to any event specified in this Section 7 if such event relates in any way to the Services.

8.             Company Representations and Warranties. Company represents and warrants that:

(a)           its entry into this Consulting Agreement is rightful and does not violate any other agreement to which it is a party,

(b)           its conduct in performing its obligations under this Consulting Agreement shall conform to all Applicable Laws, general and local industry and medical standards and good commercial practices;

(c)           it has and will maintain all the necessary licenses, authorizations, approvals, registrations, permissions, and the like to perform its obligations under this Agreement, including all necessary intellectual property rights to manufacture and sell the Products in the Territory.

9.             Compliance. The Services to be provided by SpineSource and Consultants and the obligations and responsibilities of Company pursuant to this Consulting Agreement shall be provided in compliance with: (i) all applicable federal and state laws and regulations; and (ii) any other applicable guidelines and protocols as may be adopted by the Company.

10.           Regulatory Requirements.

(a)           Nothing in this Consulting Agreement shall be construed to require any Party or any other person or entity to refer patients to any other Party, affiliate of any Party, or any healthcare facility. Notwithstanding the unanticipated effect of any of the provisions herein, the Parties intend to comply with 42 U.S.C. § 1320a-7b(b) (commonly known as the Anti-Kickback Statute), 42 U.S.C. § 1395nn (commonly known as the Stark Law), and any other federal or state law provision governing fraud and abuse or self-referrals with respect to the provision of healthcare items or services, as such provisions may be amended from time to time.

(b)           This Consulting Agreement shall be construed in a manner consistent with compliance with the Anti- Kickback Statute, the Stark law, and similar such statutes and regulations, whether state or federal, and the Parties shall take such actions necessary to construe and administer this Agreement therewith. The Parties solely intend that all amounts paid to Consultants are commercially reasonable, reflect fair market value, based on arm’s length bargaining, reflect the value of similar services in the community and are not intended to influence Consultants or any healthcare professional with regard to any referrals of patients to any other Party, its affiliates, or any healthcare facilities. In the event any court or administrative agency of competent jurisdiction determines this Agreement violates any of such statutes or that the Compensation hereunder exceeds reasonable compensation, then the Parties shall take such actions as may be necessary to amend this Consulting Agreement to comply with the applicable statutes or regulations.

11.           Nondisclosure and Trade Secrets.

(a)           During the Term of this Consulting Agreement, SpineSource and Consultants may receive confidential and proprietary information relating to Company’s business. Such confidential and proprietary information may include, but not be limited to, confidential and proprietary information supplied to SpineSource and Consultants, Company’s algorithms of care, marketing strategies, financial information, Company’s internal organization, third party payor lists, customer lists, patient lists, technology, processes, hardware/software design and/or formulas, methods, product know-how and show how, and all derivatives, improvements and enhancements to any of the above which are created or developed by SpineSource and Consultants under this Consulting Agreement and information of third party payors as to which Company has an obligation of confidentiality (collectively referred to as “Information”). SpineSource and Consultants agree that the Information is confidential and is the sole, exclusive and extremely valuable property of Company. SpineSource and Consultants agree not to reproduce any of the Information without the applicable prior written consent of Company, not to use the Information except in the performance of this Agreement, and not to disclose all or any part of the Information in any form to any third party, either during or after the Term of this Consulting Agreement.

(b)           SpineSource and Consultants understand that Company has received and will in the future receive from third parties confidential or proprietary information, including, but not limited to, personal, medical, or other information relative to patients (collectively, “Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and use it only for certain limited purposes. SpineSource and Consultants agrees to hold Third Party Information in confidence and not to disclose to any third party (exclusive of Company personnel) or to use, except in connection with SpineSource and Consultants’ work for Company, unless expressly authorized in writing by the Company, or as required by law.

(c)           SpineSource and Consultants will not disclose to Company, will not bring into Company’s facilities, and will not induce Company to use any confidential or proprietary information of any third party, which is provided to SpineSource and Consultants, other than as required in connection with the Services.

(d)           Upon termination of this Consulting Agreement for any reason, including expiration of the Term, or upon request by the Company, SpineSource and Consultants agree to cease using and to return to Company all whole and partial copies and derivatives of the Information and Third-Party Information, whether in SpineSource and Consultants’ possession or under SpineSource and Consultants’ direct or indirect control. Notwithstanding any contrary terms regarding Information, SpineSource and Consultant are not obligated to immediately destroy computer files that are stored as a result of automated back-up procedures at the time of termination. Any Information referenced in the preceding sentence that is not returned or destroyed will remain subject to the confidentiality obligations provided in this Consulting Agreement and such confidentiality obligations shall survive the termination or expiration of this Consulting Agreement until the same are destroyed as part of SpineSource’s back-up procedures, and shall not be accessed by SpineSource and Consultants during such period of archival or back-up storage other than as might be permitted herein.

(e)           This Section 11 shall survive the termination of this Consulting Agreement for any reason, including expiration of the Term.

(f)           For the avoidance of any doubt, nothing contained in this Consulting Agreement limits SpineSource and Consultants’ ability to communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company. Further, pursuant to the federal Defend Trade Secrets Act of 2016, SpineSource and Consultants shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(g)           The obligations set forth in this Section 11 shall not apply to any Information which: (1) is in or becomes part of the public domain by means other than SpineSource and Consultants’ breach of SpineSource and Consultants’ obligations under this Consulting Agreement; (2) was already known to SpineSource and Consultants at the time of disclosure by the Company as evidenced by written records of SpineSource and Consultants; (3) has been rightfully received by SpineSource and Consultants from a third party who is authorized to make such disclosure. Nothing in this Consulting Agreement shall be read to limit any obligation of confidentiality SpineSource and Consultants may have had by virtue of SpineSource and Consultants’ relationship or confidentiality agreements with the Company under any other agreement.

12.           Supervision of Consultants’ Services. With reasonable advanced notice and mutually agreeable dates and times, the Parties shall meet periodically to discuss specific Services to be performed by Consultants. Company shall designate a manager, from time to time, to coordinate such efforts with Consultants. The initial supervisor designated by the Company shall be Steven Moscaret. Consultants will periodically provide status reports to the acting supervisor concerning the Services performed under this Consulting Agreement. Additionally, SpineSource and Consultants shall be solely responsible for supervising, controlling, and directing the details and manner of the completion of the Services. Nothing in this Agreement shall give Company the right to instruct, supervise, control, or direct the details and manner of the completion of the Services, although the Service may be subject to Company’s final approval.

13.           Ownership of Intellectual Property.

(a)           As used in this Agreement, the term “Inventions” means designs, drawings, formulae, processes, manufacturing techniques, trade secrets, discoveries, inventions, improvements, developments, ideas or copyrightable works, including all rights to obtain, register, perfect and enforce these proprietary interests applicable to sacroiliac joint fusion.

(b)           Without further compensation, SpineSource and Consultants agree promptly to disclose to the Company, and hereby assign and agree to assign to the Company or its designee, SpineSource and Consultants’ entire right, title, and interest in and to all Inventions which SpineSource and/or Consultants may, solely or in collaboration with others, conceive, make, develop or reduce to Company during the Term of this Consulting Agreement in connection with the scope of or during the performance of any Services under this Consulting Agreement, whether or not during working hours. Any copyrightable work, whether published or unpublished, created by SpineSource and Consultants regarding sacroiliac joint fusion in connection with the scope of or during the performance of any Services, shall be deemed “works made for hire” as that term is defined in the United States Copyright Act, and all right, title and interest therein, including without limitation, worldwide copyrights, shall be the property of the Company as the party specially commissioning such work. In the event that any such copyrightable work or portion thereof shall not be legally qualified as a work made for hire, or shall subsequently be so held to not be a work made for hire, SpineSource and Consultants agree to assign, and do hereby so assign to the Company, SpineSource and Consultants’ entire right, title and interest in and to such work or portion thereof, including, but not limited to, the worldwide rights to reproduce the copyrighted work, to prepare derivative works based on the copyrighted work, to distribute copies of the copyrighted work, to perform and to display the copyrighted work publicly, and to register the claim of copyright therein.

(c)           SpineSource and Consultants agree to perform, during and after termination of this Agreement, all acts deemed reasonably necessary or desirable by the Company to permit and assist it, at Company’s expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions assigned to the Company as set forth in this Section 13 above. Such acts may include, but are not limited to, execution of documents, assignments, provision of all necessary information, records, materials or testimony, and assistance or cooperation in legal proceedings. Company shall bear all costs of such actions as may be reasonably incurred by SpineSource and Consultants. The Parties agree that all obligations of this Section 13 shall survive termination of this Agreement for any reason.

(d)           Section 2870. This Agreement does not apply to an Invention which qualifies fully under the provisions of Section 2870 of the Labor Code, a copy of which is attached hereto as Exhibit B. SpineSource and Consultants agree to disclose promptly any and all Inventions that may reasonably be subject to this Section 13 in confidence to the Company to permit a determination as to whether or not the Inventions should be the property of the Company.

14.           Conflicts with this Consulting Agreement.

(a)       SpineSource and Consultants represent and warrant that SpineSource and Consultants shall, at all times during the Term of this Consulting Agreement, act in the best interest of the Company. SpineSource and Consultants further represent and warrant that SpineSource and Consultants are not under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Consulting Agreement, and SpineSource and Consultants are not a party to any other agreement which will interfere with SpineSource and Consultants full compliance with this Consulting Agreement. Additionally, SpineSource and Consultants agree during the Term not to enter into any written or oral agreements or obligations that conflict during the Term with any of the provisions of this Consulting Agreement.

(b)       SpineSource and Consultants represent and warrant that SpineSource and Consultants’ performance of all the terms of this Consulting Agreement and as Consultants to the Company do not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by SpineSource and Consultants in confidence or in trust prior to becoming Consultants of the Company, and SpineSource and Consultants will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any former clients, employer or third parties. SpineSource and Consultants further represent and warrant that SpineSource and Consultants have the right to disclose or use all ideas, processes, techniques and other information, if any, which SpineSource and Consultants have gained from third parties, and which SpineSource and Consultants disclose to the Company in the course of performance of this Consulting Agreement, without liability to such third parties. SpineSource and Consultants represent and warrant that SpineSource and Consultants have not granted any rights or licenses to any intellectual property or technology that would conflict with SpineSource and Consultants’ obligations under this Consulting Agreement. SpineSource and Consultants will not, at any time, knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services required by this Consulting Agreement.

15.           Non-Solicitation of Employees, Consultants and Other Parties. Each of the Parties agrees that during the term of this Consulting Agreement and for a period of two (2) years following the termination of the Consulting Agreement for any reason, it will not directly or indirectly solicit, induce, recruit or encourage any of the other Party’s employees or Consultants to terminate their relationship with the other Party, or attempt any of the foregoing, either for the Party or any other person or entity, without such other Party’s consent with the exception of the individuals listed on Exhibit D to this Consulting Agreement.

16.           Miscellaneous.

(a)           Amendments and Waivers. Any term of this Consulting Agreement may be amended or waived only with the prior written consent of the Parties.

(b)           Sole Agreement. This Consulting Agreement, including the Exhibits hereto, constitutes the sole agreement of the Parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c)           Notices. Any notice required or permitted by this Consulting Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(d)           Choice of Law. The validity, interpretation, construction, and performance of this Consulting Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

(e)           Severability. If one or more provisions of this Consulting Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Consulting Agreement, (ii) the balance of the Consulting Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Consulting Agreement shall be enforceable in accordance with its terms.

(f)            Counterparts. This Consulting Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument and which shall be provided to the other Party.

(g)           Assignment. Neither this Consulting Agreement nor any right hereunder or interest herein may be assigned or transferred by SpineSource and Consultants without the express prior written consent of the Company.

(h)           Arbitration. Any dispute or claim arising out of or in connection with any provision of this Consulting Agreement, excluding Sections 12-13 hereof, will be finally settled by binding arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, SpineSource and Consultants agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 12-13, therefore the Company may apply to any court of competent jurisdiction for preliminary or interim equitable relief, for example, injunction restraining such breach or threatened breach, or specific performance of any such provision.

(i)            Advice of Counsel. ALL PARTIES ACKNOWLEDGES THAT, IN EXECUTING THIS CONSULTING AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS CONSULTING AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the Effective Date of this Agreement.

TENON MEDICAL, Inc.

By:	Steven Foster
Title:	President & CEO
Date:

SPINESOURCE, iNC.

By:	Susan L. Mitchell
Title:	Corporate Secretary
Date:

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES AND COMPENSATION

TOM MITCHELL

Consultant’s duties under this Agreement shall be to provide Services as directed by Steve Moscaret, and/or his designee, in the areas set forth in this Exhibit A.

Existing Distributor Contractual Transition:

1.	Identify and summarize key terms and conditions for all existing SpineSource independent distribution agreements involving Tenon Medical products with designated Tenon executive and commercial leadership.

2.	Contact each Tenon independent distribution principal with notification of transition and propose Tenon Medical Distribution Agreement. Facilitate introductions of Tenon Senior leadership to distribution principals during Consultant’s discussions with the distribution principals Work to close.

3.	Conduct independent distributor / team training session on Tenon story, products, procedures, etc., at mutually agreeable dates and locations.

4.	Conduct independent distributor / team Catamaran Consultants targeting session to identify qualified spine surgeon and interventional pain Consultants targets utilizing Tenon SI Joint targeting claims data.

New Independent Distributor Identification:

5.	Leverage Consultant’s network alongside Tenon network to identify qualified distribution resources across national geographies and aligned with Consultant’s targets. Set priorities in a mutually agreed upon manner.

New Independent Distributor Interface:

6.	Work with Tenon executive and commercial leadership to set face to face (or virtual, if necessary) sessions with principal to tell the Tenon story and compel engagement. Align on the provisions of a contractual arrangement. Track and manage all progress.

New Independent Distributor Contractual Arrangement:

7.	Facilitate the execution of the Tenon Medical Independent Distribution Agreement contract. Track and manage all progress.

New Independent Distributor Team Training:

8.	Schedule and facilitate person-to-person team training for entirety of contracted independent distribution teams utilizing agreed upon curriculum, synthetic model trainers and other sales education resources as defined.

Independent Distributor Team Targeting:

9.	As part of the team training session, include a targeting workshop to facilitate proper priorities for qualified targeted Consultants.

Physician Education Program:

10.	Design and organize specific curriculum for model based and cadaveric workshop for physicians. This includes faculty, didactic content, lab content and all other aspects of physician workshops.

11.	Assess need and demand for model based and cadaveric sessions – and the mix of these programs required to meet customer needs.

Sales Education:

12.	Design and organize specific curriculum for sales training – including clinical prowess as well as selling / messaging.

Compensation:

13.	Compensation:

a.	Annual/Monthly Consulting Base: $500,000 over twelve (12) months; payable in monthly payments of $41,666.66 on the 15th day of each month following the month of Services rendered.

b.	Variable Opportunity: $50,000 per quarter for four (4) quarters calculated on Net Sales payable on the 15th day of the month following the close of the quarter as follows:

For purpose of the above chart, Net Sales means Product sales actually invoiced by Company for the sale of the Product, less deductions for: (i) credits, allowances, discounts, refunds and rebates; (ii) trade, quantity or cash discounts; (iii) retroactive price reductions; and (iv) sales, value-added and other taxes (including customers, duties and other government charges) paid by Company.

TOM MITCHELL

TOTAL QUARTERLY CONSULTING VARIABLE PAYMENT=$50K

Quarterly consulting variable payout based on achievement of:

1.	Quarterly Revenue Sales (Maximum quarterly payout = $50K at plan)

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Expenses: The Company will reimburse SpineSource, in accordance with Company policy, for all reasonable travel expenses incurred by Consultants in performing the Services pursuant to this Agreement and submits receipts for such expenses to the Company in accordance with Company policy and Paragraph 3 hereto.

a.	All reimbursements for properly submitted expenses shall be made within ten (10) business days of receipt of the applicable expense report/documentation.

Non-Competition: SpineSource and Tom Mitchell agree that Tom Mitchell will not, during the term of this Consulting Agreement, and for a period of two (2) years after termination of the Consulting Agreement for any reason, perform any consulting services, engage in any business or activity, accept work or enter into a contract or agreement, or otherwise become associated with any company, person or entity whose business or proposed business in any way involves products or services which could reasonably be determined to be competitive with the products or services or proposed products or services of the Company within and/or outside of the United States. Areas considered to be competitive with the Company include, but are not limited to, those involving sacroiliac joint fusion.

EXHIBIT B

DESCRIPTION OF CONSULTING SERVICES AND COMPENSATION

ALEC MITCHELL

Consultant will be tasked with organizing, recruiting, training, and coordinating the Clinical Specialist program, Physician Education program and Sales Education program. Consultant’s duties under this Consulting Agreement shall be to provide services as directed by Steve Moscaret, VP Sales & Marketing, and/or his designee, in the areas set forth in this Exhibit B.

Clinical Specialist Program:

1.	Clinical Specialists shall be field based and recruited per a profile of self-motivated, OR experienced, travel capable personnel.

2.	Clinical Specialists, to the degree possible, will be assigned to a Regional Sales Director to remain in sync with strategic and tactical sales within the region.

3.	The role is focused on engaging physicians to training/workshop setting, executing workshop, and assisting with early surgeries to ensure successful adoption of Tenon technology.

4.	The role will also include independent distributor / rep clinical training activities.

Physician Education Program:

5.	Assist Tom Mitchell to design and organize specific curriculum for model based and cadaveric workshop for physicians. This includes faculty, didactic content, lab content and all other aspects of physician workshops.

6.	Assess need and demand for model based and cadaveric sessions – and the mix of these programs required to meet customer needs.

Sales Education:

7.	Assist Tom Mitchell to design and organize specific curriculum for sales training – including clinical prowess as well as selling / messaging.

Compensation:

8.	Compensation:

a.	Monthly Consulting Base: $200,000 per twelve (12) months or $16,667 per month

b.	Quarterly Consulting Variable: $50,000 per year or $12,500 per quarter

TOTAL QUARTERLY CONSULTING VARIABLE PAYMENT=$12.5K

Quarterly consulting variable payout based on achievement of:

1. Quarterly Revenue Sales (Maximum quarterly payout -$6.25K at plan)

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Expenses: The Company will reimburse SpineSource, in accordance with Company policy, for all reasonable travel expenses incurred by Consultants in performing the Services pursuant to this Agreement and submits receipts for such expenses to the Company in accordance with Company policy and the relevant terms in this Consulting Agreement.

a.       All reimbursements for properly submitted expenses shall be made within ten (10) business days of receipt of the applicable expense report/documentation.

Non-Competition: SpineSource and Alec Mitchell agree that Alec Mitchell will not, during the term of this Consulting Agreement, and for a period of one (a) year after termination of the Consulting Agreement for any reason, perform any consulting services, engage in any business or activity, accept work or enter into a contract or agreement, or otherwise become associated with any company, person or entity whose business or proposed business in any way involves products or services which could reasonably be determined to be competitive with the products or services or proposed products or services of the Company within and/or outside of the United States. Areas considered to be competitive with the Company include, but are not limited to, those involving sacroiliac joint fusion.

EXHIBIT C

Section 2870 of the California Labor Code is as follows:

“(a)           Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)       Relate at the time of conception or reduction to Company of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2)       Result from any work performed by the employee for the employer.

(b)           To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT D

EXCLUSIONS FROM NON-SOLICITATION

The Parties agree that the following Company and SpineSource employees are excluded from scope of Non-Solicitation of Employees, Consultants and Other Parties, as set forth in Section 15 of the Consulting Agreement, are as follows:

Robert DeSantis

Steve Allegaert

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